UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

California	0-11767	95-3793526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

See the description under Item 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2006, Angeles Income Properties, Ltd. II (the “Registrant”), a California limited partnership, obtained new mortgage debt from Capmark Bank (the “Lender”), a Utah industrial bank, in the amount of $8,535,000 on one of its investment properties, Landmark Apartments, located in Raleigh, North Carolina. The previous mortgage debt, which had an outstanding principal balance of approximately $7,000,000, matured on December 1, 2006 and was repaid with proceeds from the new mortgage loan. The new mortgage debt has a fixed interest rate of 5.65% and requires monthly payments of interest beginning on January 1, 2007 until the loan matures December 1, 2009. In addition, the terms of the new mortgage debt require monthly escrow deposits for taxes, insurance and replacement reserves, as well as a repair reserve of approximately $477,000 that was established with the Lender at closing.  The Registrant has the option to extend the maturity date for two additional twelve-month periods upon delivering written notice to the lender, paying an extension fee, and meeting certain performance criteria, assuming that an event of default does not exist.  The Registrant may prepay the mortgage at any time with 30 days written notice to the Lender, subject to a prepayment penalty as defined in the mortgage loan documents. As a condition to making the new mortgage loan, the Lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage debt.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the note may be accelerated at the option of the Lender if an event of default, as defined in the loan agreements, occurs. Events of default include failure to pay any amount due under the loan agreement; failure to make the final payment or pay the prepayment premium due under the note; the existence of any representations or warranties made in connection with obtaining the loan that are misleading in any material respect; and the existence of any judgment or lien placed on the Registrant that has a material adverse effect on the Registrant or is not covered by collectible insurance proceeds.

The foregoing description is qualified in its entirety by the Loan Agreement, Promissory Note and Guaranty, copies of which are filed as exhibits 10.33, 10.34 and 10.35 to this report.

In accordance with the Partnership Agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, will be available to distribute to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.33

Loan Agreement dated November 30, 2006, between Angeles Income Properties, Ltd. II, a California Limited partnership, and Capmark Bank, A Utah Industrial Bank.*

10.34

Promissory Note dated November 30, 2006, between Angeles Income Properties, Ltd. II, a California Limited partnership, and Capmark Bank, A Utah Industrial Bank.*

10.35

Guaranty dated November 30, 2006, between AIMCO Properties, L.P. a Delaware limited partnership, and Capmark Bank, A Utah Industrial Bank.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:

Angeles Realty Corporation II

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date: December 6, 2006